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                     MORGAN STANLEY INSTITUTIONAL FUND, INC.

                   SUPPLEMENT TO INVESTMENT ADVISORY AGREEMENT

                           U.S. EQUITY PLUS PORTFOLIO


          SUPPLEMENT (the "Supplement") TO INVESTMENT ADVISORY AGREEMENT dated as of May 1, 1997 by and between Morgan Stanley Institutional Fund, Inc. (the "Fund") and Morgan Stanley Asset Management Inc. (the "Adviser") (the "Agreement").

                                    RECITALS

          WHEREAS, the Fund has executed and delivered the Agreement which sets forth the rights and obligations of the parties with respect to the management of the portfolios of the Fund.

          WHEREAS, the Fund has created an additional portfolio: U.S. Equity Plus Portfolio (the "Additional Portfolio").

                                   AGREEMENTS

          Now, therefore, the parties agree as follows:

          As provided in Section 1 of the Agreement, the Fund hereby appoints the Adviser to act as investment adviser to the Additional Portfolio.

          The compensation of the Adviser as set forth in Paragraph 3 of the Agreement with respect to the Additional Portfolio will be as set forth below:

               Portfolio                     Percentage Rate
               ---------                     ---------------

               U.S. Equity Plus Portfolio              0.45%

          This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          The parties listed below have executed this Supplement as of the 20th day of June, 1997.


MORGAN STANLEY ASSET                         MORGAN STANLEY INSTITUTIONAL
MANAGEMENT INC.                              FUND, INC.


/s/ Harold J. Schaaff, Jr.                   /s/ Michael F. Klein
---------------------------------------      -----------------------------------
Name:   Harold J. Schaaff, Jr.               Name:   Michael F. Klein
Title:  Principal, General Counsel and       Title:  President
        Secretary